SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  January 9, 2006

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FUELNATION INC.

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Florida	1-12350	65-0827283
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4121 SW 47th Avenue,

Suite 1301

Davie, FL 33314

954-587-3775

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 9, 2006, the company’s wholly owned subsidiary, Leman Energy Trading, Inc. (LEMAN), entered into a contract with BAYARQ AL JAZERA COMPANY (BAYARQ), Iraq, to take assignment and contract directly with the REPUBLIC OF IRAQ and its MINISTRY OF OIL and its STATE OIL MARKETING (SOMO) to sell unleaded 92 octane motor fuel in the monthly quantity of (thirty three thousand tons), automatically renewable monthly. LEMAN has been granted the sole right of acting regarding this above-mentioned quantity, which has been contracted between BAYARQ and SOMO related to the Ministry of Oil. LEMAN has also been granted the right of signing on behalf of BAYARQ regarding this above-mentioned quantity.

In addition, FuelNation on behalf of its wholly owned subsidiary Leman Energy Trading, Inc. (LEMAN) has negotiated with the MINISTRY OF OIL and its STATE OIL MARKETING (SOMO) for an additional gasoline supply contract in the monthly quantity of (one hundred thousand tons), automatically renewable monthly and an additional Fuel Oil contract in the monthly quantity of (thirty thousand tons). These contracts are direct between the REPUBLIC OF IRAQ and its MINISTRY OF OIL and its STATE OIL MARKETING (SOMO), and our subsidiary Leman Energy Trading, Inc.

Background

Our Executive Manager in Iraq: Dr. Waleed AbdulMalek Alrawi, holds a Bachelors Degree and a Masters Degree in Military Science and completed his PHD in Islamic History in December 2004. Dr. Waleed AbdulMalek Alrawi, has maintained several positions in the military for the Iraq Government and recently retired from his position in April 2003 as the Secretary of the Minister of Defense. Dr. Waleed AbdulMalek Alrawi, is currently in fulltime employment and represents FuelNation and its wholly owned subsidiary Leman Energy Trading, Inc. to procure contracts and assist with the redevelopment of Iraq.

In Dr. Waleed AbdulMalek Alrawi’s capacity as Executive manager, we have successfully positioned FuelNation and Leman Energy Trading, Inc. to procure contracts and assist with the redevelopment of Iraq through foreign investment. We are actively negotiating to supply additional gasoline and diesel to the Iraq government and have been selected to develop several energy projects in Iraq.

ITEM 9.01

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)

Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELNATION INC.
By:	/s/ CHRISTOPHER ROBERT SALMONSON
Christopher Robert Salmonson Chief Executive Officer

Date:   January 9, 2006

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